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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-33857, 333-34773, 333-39415, 333-45397,
333-52941, 333-58401, 333-95373) and in the Registration Statements on Form S-8 (Nos. 333-22197, 333-62389) of Acacia Research Corporation of our report dated February 25, 2000, except for Note 10, as to which the date is March 20, 2000 relating to the financial statements which appear on this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 20, 2000